Exhibit 99.1

Bulldog Technologies Announces LOI and Partnership

with GEOVISION S.A.L. of Lebanon

LOI Signed For 1000 Unit Opportunity with Saudi Arabian Transit Authority

RICHMOND, British Columbia, September 14, 2005 -- Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless cargo security and sensor network solutions, today announced the signing of a Letter of Intent (LOI) with GEOVISION S.A.L. of Lebanon to be their exclusive supplier of choice and partner for a joint opportunity selling to the Saudi Arabian Transit Authority. The project will use Bulldog’s RoadBOSSTM RB600 and GEOVISION’s software to secure, track and monitor transportation trailers and cargo containers moving through the supply chain. The LOI details the exclusive arrangement between GEOVISION and Bulldog for the supply of Bulldog’s RoadBOSSTM RB600. The initial estimated 1000 unit sale will unfold over the next three months and is expected to drive additional revenue opportunities in the Middle East region.

GEOVISION (http://www.geovision.com.lb) is a leader in providing technology solutions integrated with GIS mapping applications for businesses in the Middle East and Lebanon. The RoadBOSSTM RB600 is Bulldog’s flagship container security device that provides security and location of a cargo container as it transits through the supply chain. GEOVISION will provide the local maps, develop the GSM airtime contracts and integrate the RoadBOSSTM RB600 hardware into a simple and easy to provision security and tracking system for the Saudi Transit Authority. GEOVISION has an established presence in the Middle East and has worked with multi-national clients such as Intercontinental Hotels, The Arab Bank and Nike sports distribution.

“Bulldog has been working closely with GEOVISION to develop an integrated solution that will allow the Saudi Transit Authority to secure, monitor and track cargo containers moving through the Saudi supply chain”. Our RoadBOSSTM RB600 solution meets and exceeds all of the project requirements. The integration of Bulldog hardware with GEOVISION’S mapping engines and airtime contracts is the right solution for the Saudi Transit Authority,” said Richard Booth, Vice President of Sales and Marketing for Bulldog.

“GEOVISION felt that Bulldog’s RoadBOSSTM RB600 was by far the most advanced security and tracking solution on the market today. It addresses the requirements of the Saudi Transit Authority and provides an integrated solution that is in demand throughout the Middle East,” said Nader Hakim, Assistant General Manager for GEOVISION.

About Bulldog Technologies

Bulldog Technologies Inc. is a leading provider of wireless security solutions and sensor networks.  The Company researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSSTM (Bulldog Online Security Solution) devices and solutions for use in the supply chain focusing on the cargo transportation and storage industry.

Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

Source: Bulldog Technologies Inc.

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